Exhibit 5.1

April 16, 2020

Board of Directors

Reed’s Inc.

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Reed’s, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed on December 31, 2018, amended February 5, 2019 and declared effective on February 8, 2019 (the “Registration Statement”), the prospectus supplement, dated April 16, 2020, together with the base prospectus (the “Prospectus”), and the Underwriting Agreement dated April 16, 2020 (the “Underwriting Agreement”), by and between the Company and Roth Capital Partners LLC, (the “Underwriter”), relating to the offer and sale by the Company (the “Offering”) of: (i) 13,333,334 shares of the Company’s authorized but unissued common stock, $0.0001 par value per share (“Common Stock”); and (ii) up to 2,000,000 shares of Common Stock pursuant to an option granted by the Company to the Underwriters solely to cover over-allotments, if any (the “Over-allotment Shares,” (i) and (ii) collectively referred to as the “Securities.”)

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion express below. As to certain factual matters, we have relied upon representations of the officers of the Company and have not sought to independently verify such matters. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the laws of the State of Delaware and is based on these laws as in effect on the date hereof. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Common Stock, when issued, sold and delivered against payment therefor as described in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and

2. If and to the extent the over-allotment option is exercised, the Over-allotment Shares, when issued, sold and delivered against payment therefor as described in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“Commission”). This opinion may not be used or relied upon for any other purpose. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations of the Commission promulgated under the Act.

Our opinion herein is rendered as of the date of this letter, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above, and we render no opinion, by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Securities or any securities other than the Securities.

Very truly yours,

/s/ Libertas Law Group, Inc.

Libertas Law Group, Inc.